AXIS Capital Holdings Limited

INVESTOR FINANCIAL SUPPLEMENT

THIRD QUARTER 2018

AXIS Capital Holdings Limited
92 Pitts Bay Road
Pembroke HM 08 Bermuda

Contact Information:
Matthew Rohrmann
Investor Contact
(212) 940-3339
investorrelations@axiscapital.com

Website Information:
www.axiscapital.com

This report is for informational purposes only. It should be read in conjunction with the documents that we file with the Securities and Exchange Commission pursuant to the Securities Act of 1933 and the Securities Exchange Act of 1934.

AXIS Capital Holdings Limited
FINANCIAL SUPPLEMENT TABLE OF CONTENTS

AXIS Capital Holdings Limited
BASIS OF PRESENTATION

AXIS Capital Holdings Limited's ("AXIS Capital" or the "Company") underwriting operations are organized around its global underwriting platforms, AXIS Insurance and AXIS Re. The Company has determined that it has two reportable segments; insurance and reinsurance.

During the three months ended March 31, 2018, the Company realigned its accident and health business by integrating this business and its operations into the Company's insurance and reinsurance segments. Financial results relating to this business were previously included in the results of the insurance segment of the Company. As a result of the realignment, effective January 1, 2018, accident and health results are included in the results of both the insurance and reinsurance segments of the Company. The results are inclusive of underwriting-related general and administrative expenses attributable to the Company’s accident and health business. In addition, to facilitate comparison of information across periods, certain reclassifications have been made to prior year amounts to conform to the current year's presentation. These reclassifications did not impact results of operations, financial condition or liquidity.

DEFINITIONS AND PRESENTATION

•
All financial information contained herein is unaudited, except for the consolidated balance sheets at December 31, 2017 and December 31, 2016 and consolidated statements of operations for the years then ended.

•	Amounts may not reconcile exactly due to rounding differences.

•	Unless otherwise noted, all data is in thousands, except for ratio information.

•	NM - Not meaningful; NA - Not applicable
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS:
This document contains "forward-looking statements" within the meaning of the federal securities laws. All statements, other than statements of historical facts included in this document, including statements regarding our estimates, beliefs, expectations, intentions, strategies or projections, are “forward-looking statements”. In some cases, these statements can be identified by the use of forward-looking words such as “may,” “should,” “could,” “anticipate,” “estimate,” “expect,” “plan,” “believe,” “predict,” “potential,” “intend” or similar expressions. Our expectations are not guarantees and are based on currently available competitive, financial and economic data along with our operating plans. Forward-looking statements contained in this document may include, but are not limited to, information regarding our estimates of losses related to catastrophes and other large losses, measurements of potential losses in the fair market value of our investment portfolio, our expectations regarding pricing and other market conditions, our growth prospects, and valuations of the potential impact of movements in interest rates, equity securities' prices, credit spreads and foreign currency rates.

Forward-looking statements only reflect our expectations and are not guarantees of performance. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements. We believe that these factors include, but are not limited to, the following:

•	the cyclical nature of the re(insurance) business leading to periods with excess underwriting capacity and unfavorable premium rates,

•	the occurrence and magnitude of natural and man-made disasters,

•	losses from war, terrorism and political unrest or other unanticipated losses,

•	actual claims exceeding our loss reserves,

•	general economic, capital and credit market conditions,

•	the failure of any of the loss limitation methods we employ,

•	the effects of emerging claims, coverage and regulatory issues, including uncertainty related to coverage definitions, limits, terms and conditions,

•	our inability to purchase reinsurance or collect amounts due to us,

•	the breach by third parties in our program business of their obligations to us,

•	difficulties with technology and/or data security,

•	the failure of our policyholders and intermediaries to pay premiums,

•	the failure of our cedants to adequately evaluate risks,

•	inability to obtain additional capital on favorable terms, or at all,

•	the loss of one or more key executives,

•	a decline in our ratings with rating agencies,

•	loss of business provided to us by our major brokers and credit risk due to our reliance on brokers,

•	changes in accounting policies or practices,

•	the use of industry catastrophe models and changes to these models,

•	changes in governmental regulations and potential government intervention in our industry,

•	failure to comply with certain laws and regulations relating to sanctions and foreign corrupt practices,

•	increased competition,

•	changes in the political environment of certain countries in which we operate or underwrite business including the United Kingdom's expected withdrawal from the European Union,

i

•	fluctuations in interest rates, credit spreads, equity securities' prices and/or currency values,

•	the failure to realize the expected benefits or synergies relating to the Company's transformation initiative,

•	changes in tax laws, and

•
the other factors including but not limited to those set forth under Item 1A, ‘Risk Factors’ and Item 7, ‘Management’s Discussion and Analysis of Financial Condition and Results of Operations’ included in our Annual Report on Form 10-K for the year ended December 31, 2017 as those factors may be updated from time to time in our periodic and other filings with the SEC, which are accessible on the SEC's website at www.sec.gov.

We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

AXIS Capital Holdings Limited
BASIS OF PRESENTATION
BUSINESS DESCRIPTIONS

INSURANCE SEGMENT

Our insurance segment offers specialty insurance products to a variety of niche markets on a worldwide basis. The following are the lines of business in our insurance segment:
Property: provides physical loss or damage, business interruption and machinery breakdown cover for virtually all types of property, including commercial buildings, residential premises, construction projects and onshore energy installations. This line of business includes both primary and excess risks, some of which are catastrophe-exposed.
Marine: provides cover for traditional marine classes, including offshore energy, cargo, liability, recreational marine, fine art, specie, hull and war. Offshore energy coverage includes physical damage, business interruption, operators extra expense and liability coverage for all aspects of offshore upstream energy, from exploration and construction through the operation and distribution phases.
Terrorism: provides cover for physical damage and business interruption of an insured following an act of terrorism and includes kidnap & ransom and crisis management insurance.
Aviation: provides hull and liability as well as specific war cover primarily for passenger airlines but also for cargo operations, general aviation operations, airports, aviation authorities, security firms and product manufacturers.
Credit and Political Risk: provides credit and political risk insurance products for banks, commodity traders, corporations and multilateral and export credit agencies. Cover is provided for a range of risks including sovereign default, credit default, political violence, currency inconvertibility and non-transfer, expropriation, aircraft non-repossession and contract frustration due to political events.
Professional Lines: provides directors’ and officers’ liability, errors and omissions liability, employment practices liability, fiduciary liability, crime, professional indemnity, cyber and privacy insurance, medical malpractice and other financial insurance related covers for commercial enterprises, financial institutions and not-for-profit organizations. This business is predominantly written on a claims-made basis.
Liability: primarily targets primary and low/mid-level excess and umbrella commercial liability risks in the U.S. wholesale markets in addition to primary and excess of loss employers, public and products liability predominately in the UK. Target industry sectors include construction, manufacturing, transportation and trucking and other services.
Accident and Health: includes accidental death, travel insurance and specialty health products for employer and affinity groups.
Discontinued Lines - Novae: includes those lines of business that Novae exited or placed into run-off in the fourth quarter of 2016 and in the first quarter of 2017. Discontinued insurance lines include Financial Institutions, Professional Indemnity, International Liability, and International Direct Property.

AXIS Capital Holdings Limited
BASIS OF PRESENTATION

BUSINESS DESCRIPTIONS (CONTINUED)

REINSURANCE SEGMENT

Our reinsurance segment provides treaty reinsurance to insurance companies on a worldwide basis. The following are the lines of business in our reinsurance segment:

Catastrophe: provides protection for most catastrophic losses that are covered in the underlying insurance policies written by our cedants. The exposure in the underlying policies is principally property-related but other exposures including workers compensation and personal accident are also covered. The principal perils in this portfolio include hurricane and windstorm, earthquake, flood, tornado, hail and fire. In some instances, terrorism may be a covered peril or the only peril. This business is principally written on an excess of loss basis.
Property: provides protection for property damage and related losses resulting from natural and man-made perils that are covered in underlying personal and commercial policies lines insurance policies written by our cedants. The predominant exposure is to property damage, but other risks, including business interruption and other non-property losses, may also be covered when arising from a covered peril. The most significant perils in this portfolio include windstorm, tornado and earthquake, but other perils such as freezes, riots, floods, industrial explosions, fires, hail and a number of other loss events are also included. This business is written on both a proportional and excess of loss basis.
Professional Lines: provides cover for directors’ and officers’ liability, employment practices liability, medical malpractice, professional indemnity, environmental liability and miscellaneous errors and omissions insurance risks. The underlying business is predominantly written on a claims-made basis. This business is written on both a proportional and excess of loss basis.
Credit and Surety: provides reinsurance of trade credit insurance products and includes both proportional and excess of loss structures. The underlying insurance indemnifies sellers of goods and services in the event of a payment default by the buyer of those goods and services. Credit insurance cover is provided to mortgage guaranty insurers and government sponsored entities. Cover for losses arising from a broad array of surety bonds issued by insurers to satisfy regulatory demands or contract obligations in a variety of jurisdictions around the world is also offered.
Motor: provides cover to insurers for motor liability and property damage losses arising out of any one occurrence. A loss occurrence can involve one or many claimants where the ceding insurer aggregates the claims from the occurrence. Traditional proportional and non-proportional reinsurance as well as structured solutions are offered.
Liability: provides cover to insurers of standard casualty business, excess and surplus casualty business and specialty casualty programs. The primary focus of the underlying business is general liability, although workers' compensation and auto liability covers are also written.
Agriculture: provides protection for risks associated with the production of food and fiber on a global basis for primary insurance companies writing multi-peril crop insurance, crop hail, and named peril covers, as well as custom risk transfer mechanisms for agricultural dependent industries with exposures to crop yield and/or price deviations. This business is provided on both a proportional and aggregate stop loss reinsurance basis.
Engineering: provides protection for all types of construction risks and risks associated with erection, testing and commissioning of machinery and plants during the construction stage. This line of business also includes cover for losses arising from operational failures of machinery, plant and equipment and electronic equipment as well as business interruption.
Marine and Other: includes marine, aviation and personal accident reinsurance.
Accident and Health: includes specialty health, accidental death, travel, life and disability reinsurance products which are offered on both a quota share and catastrophic or per life excess of loss basis.
Discontinued Lines - Novae: includes those lines of business that Novae exited or placed into run-off in the fourth quarter of 2016 and in the first quarter of 2017. These discontinued lines include Motor Reinsurance, General Liability Reinsurance, and International Facultative Property.

AXIS Capital Holdings Limited
FINANCIAL HIGHLIGHTS

		Quarter ended September 30,				Nine months ended September 30,
		2018	2017	Change		2018	2017	Change

HIGHLIGHTS	Gross premiums written	$1,423,707	$1,185,574	20.1%		$5,737,327	$4,459,772	28.6%
	Gross premiums written - Insurance	68.1%	54.9%	13.2	pts	50.1%	44.0%	6.1	pts
	Gross premiums written - Reinsurance	31.9%	45.1%	(13.2)	pts	49.9%	56.0%	(6.1)	pts
	Net premiums written	$919,938	$832,743	10.5%		$3,906,264	$3,297,718	18.5%
	Net premiums earned	$1,224,075	$1,017,131	20.3%		$3,577,026	$2,937,265	21.8%
	Net premiums earned - Insurance	50.2%	41.4%	8.8	pts	49.5%	41.9%	7.6	pts
	Net premiums earned - Reinsurance	49.8%	58.6%	(8.8)	pts	50.5%	58.1%	(7.6)	pts
	Net income (loss) available (attributable) to common shareholders	$43,439	$(467,740)	nm		$198,843	$(377,695)	nm
	Operating income (loss) [a]	80,790	(445,895)	nm		309,734	(284,436)	nm
	ROACE [b]	3.9%	nm	nm	pts	5.9%	(10.3)%	16.2	pts
	Operating ROACE [c]	7.2%	nm	nm	pts	9.1%	(7.7)%	16.8	pts
	Total shareholders’ equity	$5,272,272	$5,454,699	(3.3%)		$5,272,272	$5,454,699	(3.3%)

PER COMMON SHARE AND COMMON SHARE DATA	Earnings (loss) per diluted common share	$0.52	($5.61)	nm		$2.37	$(4.47)	nm
	Operating income (loss) per diluted common share [d]	$0.96	($5.35)	nm		$3.69	($3.37)	nm
	Weighted average common shares outstanding - diluted	84,107	83,305	1.0%		83,939	84,479	(0.6%)
	Book value per common share	$53.82	$56.28	(4.4%)		$53.82	$56.28	(4.4%)
	Diluted book value per common share (treasury stock method)	$52.70	$55.33	(4.8%)		$52.70	$55.33	(4.8%)
	Diluted tangible book value per common share (treasury stock method) [a]	$49.14	$54.30	(9.5%)		$49.14	$54.30	(9.5%)

FINANCIAL RATIOS	Current accident year loss ratio excluding catastrophe and weather-related losses	61.2%	64.8%	(3.6)	pts	60.4%	64.1%	(3.7)	pts
	Catastrophe and weather-related losses ratio	7.5%	61.4%	(53.9)	pts	4.5%	24.1%	(19.6)	pts
	Current accident year loss ratio	68.7%	126.2%	(57.5)	pts	64.9%	88.2%	(23.3)	pts
	Prior year reserve development	(3.8%)	(4.7%)	0.9	pts	(4.4%)	(4.9%)	0.5	pts
	Net loss and loss expense ratio	64.9%	121.5%	(56.6)	pts	60.5%	83.3%	(22.8)	pts
	Acquisition cost ratio	20.3%	19.1%	1.2	pts	19.8%	20.0%	(0.2)	pts
	General and administrative expense ratio	12.7%	12.3%	0.4	pts	13.7%	14.8%	(1.1)	pts
	Combined ratio	97.9%	152.9%	(55.0)	pts	94.0%	118.1%	(24.1)	pts
INVESTMENT DATA	Total assets	$24,843,026	$21,818,150	13.9%		$24,843,026	$21,818,150	13.9%
	Total cash and invested assets [e]	15,246,193	14,647,092	4.1%		15,246,193	14,647,092	4.1%
	Net investment income	114,421	95,169	20.2%		325,380	299,899	8.5%
	Net investment gains (losses)	$(17,628)	$14,632	nm		$(77,551)	$(14,811)	nm
	Book yield of fixed maturities	2.9%	2.6%	0.3	pts	2.9%	2.6%	0.3	pts

[a]
Operating income (loss), operating income (loss) per diluted common share, diluted tangible book value per common share and operating return on average common equity ("operating ROACE") are non-GAAP financial measures as defined in SEC Regulation G. The reconciliations of non-GAAP measures to the most comparable GAAP financial measures (net income (loss) available (attributable) to common shareholders, earnings (loss) per diluted common share, diluted book value per common share and return on average common equity ("ROACE"), respectively) are provided in this document, as is a discussion of the rationale for the presentation of these items.

[b]
ROACE is calculated by dividing net income (loss) available (attributable) to common shareholders for the period by the average common shareholders’ equity determined by using the common shareholders’ equity balances at the beginning and end of the period. Net income (loss) available (attributable) to common shareholders for the quarter-periods is annualized.

[c]
Operating ROACE is calculated by dividing operating income (loss) for the period by the average common shareholders’ equity determined by using the common shareholders’ equity balances at the beginning and end of the period. Operating income (loss) for the quarter-periods is annualized.

[d]	Operating income (loss) per diluted common share, is calculated by dividing operating income(loss) for the period by weighted average common shares outstanding - diluted.

[e]
Total cash and invested assets represents the total cash, available for sale investments, equity securities, mortgage loans, other investments, equity method investments, short-term investments, accrued interest receivable and net receivable (payable) for investments sold (purchased).

AXIS Capital Holdings Limited
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017

Revenues
Net premiums earned	$1,224,075	$1,017,131	$3,577,026	$2,937,265
Net investment income	114,421	95,169	325,380	299,899
Net investment gains (losses)	(17,628)	14,632	(77,551)	(14,811)
Other insurance related income (losses)	8,475	(3,197)	18,811	(4,420)
Bargain purchase gain	—	—	—	15,044
Total revenues	1,329,343	1,123,735	3,843,666	3,232,977

Expenses
Net losses and loss expenses	794,959	1,235,367	2,162,945	2,447,640
Acquisition costs	248,314	194,724	709,527	588,879
General and administrative expenses	154,894	124,629	489,944	433,704
Foreign exchange losses	8,305	32,510	2,066	90,093
Interest expense and financing costs	16,897	12,835	50,758	38,377
Transaction and reorganization expenses	16,300	5,970	48,125	5,970
Amortization of value of business acquired	39,018	—	149,535	—
Amortization of intangible assets	1,753	—	8,564	—
Total expenses	1,280,440	1,606,035	3,621,464	3,604,663

Income (loss) before income taxes and interest in income (loss) of equity method investments	48,903	(482,300)	222,202	(371,686)
Income tax benefit	3,525	25,877	3,565	38,547
Interest in income (loss) of equity method investments	1,667	(661)	5,045	(8,402)
Net income (loss)	54,095	(457,084)	230,812	(341,541)
Preferred share dividends	10,656	10,656	31,969	36,154
Net income (loss) available (attributable) to common shareholders	$43,439	$(467,740)	$198,843	$(377,695)

AXIS Capital Holdings Limited
CONSOLIDATED STATEMENTS OF OPERATIONS - QUARTERLY

	Q3 2018	Q2 2018	Q1 2018	Q4 2017	Q3 2017	Q3 2016
UNDERWRITING REVENUES
Gross premiums written	$1,423,707	$1,650,825	$2,662,795	$1,096,501	$1,185,574	$959,962
Premiums ceded	(503,769)	(650,370)	(676,924)	(367,077)	(352,831)	(364,531)
Net premiums written	919,938	1,000,455	1,985,871	729,424	832,743	595,431

Gross premiums earned	1,776,379	1,688,953	1,639,833	1,699,882	1,370,035	1,214,826
Ceded premiums earned	(552,304)	(503,405)	(472,431)	(488,387)	(352,904)	(280,411)
Net premiums earned	1,224,075	1,185,548	1,167,402	1,211,495	1,017,131	934,415
Other insurance related income (losses)	8,475	3,730	6,606	3,180	(3,197)	5,944
Total underwriting revenues	1,232,550	1,189,278	1,174,008	1,214,675	1,013,934	940,359

UNDERWRITING EXPENSES
Net losses and loss expenses	794,959	706,641	661,345	840,132	1,235,367	532,328
Acquisition costs	248,314	231,952	229,260	234,713	194,724	189,810
Underwriting-related general and administrative expenses [a]	130,251	134,959	139,666	113,700	96,696	114,223
Total underwriting expenses	1,173,524	1,073,552	1,030,271	1,188,545	1,526,787	836,361

UNDERWRITING INCOME (LOSS) [b]	59,026	115,726	143,737	26,130	(512,853)	103,998

OTHER (EXPENSES) REVENUES
Net investment income	114,421	109,960	100,999	100,908	95,169	116,923
Net investment gains (losses)	(17,628)	(45,093)	(14,830)	43,038	14,632	5,205
Corporate expenses [a]	(24,643)	(30,254)	(30,171)	(32,023)	(27,933)	(28,683)
Foreign exchange (losses) gains	(8,305)	44,099	(37,860)	(44,644)	(32,510)	13,795
Interest expense and financing costs	(16,897)	(17,098)	(16,763)	(16,434)	(12,835)	(12,839)
Transaction and reorganization expenses	(16,300)	(18,772)	(13,054)	(20,748)	(5,970)	—
Amortization of value of business acquired	(39,018)	(53,407)	(57,110)	(50,104)	—	—
Amortization of intangible assets	(1,753)	(4,029)	(2,782)	(2,543)	—	—
Total other (expenses) revenues	(10,123)	(14,594)	(71,571)	(22,550)	30,553	94,401

INCOME (LOSS) BEFORE INCOME TAXES AND INTEREST IN INCOME (LOSS) OF EQUITY METHOD INVESTMENTS	48,903	101,132	72,166	3,580	(482,300)	198,399
Income tax (expense) benefit	3,525	(996)	1,036	(31,005)	25,877	(9,352)
Interest in income (loss) of equity method investments	1,667	3,378	—	—	(661)	(2,434)

NET INCOME (LOSS)	54,095	103,514	73,202	(27,425)	(457,084)	186,613

Preferred share dividends	(10,656)	(10,656)	(10,656)	(10,656)	(10,656)	(9,969)

NET INCOME (LOSS) AVAILABLE (ATTRIBUTABLE) TO COMMON SHAREHOLDERS	$43,439	$92,858	$62,546	$(38,081)	$(467,740)	$176,644

[a]
Underwriting-related general and administrative expenses is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to total general and administrative expenses, the most comparable GAAP financial measure, also included corporate expenses presented above.

[b]
Consolidated underwriting income (loss) is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to income (loss) before income taxes and interest in income (loss) of equity method investments, the most comparable GAAP measure, is presented above and on page 5 (Consolidated Statements of Income - Year to Date).

AXIS Capital Holdings Limited
CONSOLIDATED KEY RATIOS - QUARTERLY

	Q3 2018	Q2 2018	Q1 2018	Q4 2017	Q3 2017	Q3 2016
KEY RATIOS/PER SHARE DATA
Current accident year loss ratio excluding catastrophe and weather-related losses	61.2%	61.5%	58.3%	62.8%	64.8%	62.8%
Catastrophe and weather-related losses ratio	7.5%	3.2%	3.0%	11.2%	61.4%	2.3%
Current accident year loss ratio	68.7%	64.7%	61.3%	74.0%	126.2%	65.1%
Prior year reserve development	(3.8%)	(5.1%)	(4.6%)	(4.7%)	(4.7%)	(8.1%)
Net loss and loss expense ratio	64.9%	59.6%	56.7%	69.3%	121.5%	57.0%
Acquisition cost ratio	20.3%	19.6%	19.6%	19.4%	19.1%	20.3%
General and administrative expense ratio [a]	12.7%	13.9%	14.5%	12.0%	12.3%	15.3%
Combined ratio	97.9%	93.1%	90.8%	100.7%	152.9%	92.6%

Weighted average common shares outstanding - basic	83,558	83,539	83,322	83,160	83,305	89,621
Weighted average common shares outstanding - diluted	84,107	83,984	83,721	83,160	83,305	90,351
Basic earnings (loss) per common share	$0.52	$1.11	$0.75	($0.46)	($5.61)	$1.97
Earnings (loss) per diluted common share	$0.52	$1.11	$0.75	($0.46)	($5.61)	$1.96
ROACE (annualized)	3.9%	8.3%	5.5%	(3.3%)	nm	13.2%
Operating ROACE (annualized)	7.2%	9.5%	10.8%	1.7%	nm	12.0%

[a]	Underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.

AXIS Capital Holdings Limited
CONSOLIDATED STATEMENTS OF OPERATIONS - YEAR TO DATE

	Nine months ended September 30,			Year ended December 31,
	2018	2017	2016	2017	2016
UNDERWRITING REVENUES
Gross premiums written	$5,737,327	$4,459,772	$4,239,558	$5,556,273	$4,970,208
Premiums ceded	(1,831,063)	(1,162,054)	(950,971)	(1,529,130)	(1,217,234)
Net premiums written	3,906,264	3,297,718	3,288,587	4,027,143	3,752,974

Gross premiums earned	5,105,165	3,916,352	3,548,771	5,616,234	4,762,394
Ceded premiums earned	(1,528,139)	(979,087)	(765,025)	(1,467,474)	(1,056,769)
Net premiums earned	3,577,026	2,937,265	2,783,746	4,148,760	3,705,625
Other insurance related income (losses)	18,811	(4,420)	4,850	(1,240)	7,222
Total underwriting revenues	3,595,837	2,932,845	2,788,596	4,147,520	3,712,847

UNDERWRITING EXPENSES
Net losses and loss expenses	2,162,945	2,447,640	1,663,584	3,287,772	2,204,197
Acquisition costs	709,527	588,879	559,570	823,591	746,876
Underwriting-related general and administrative expenses [a]	404,875	335,782	352,632	449,483	482,701
Total underwriting expenses	3,277,347	3,372,301	2,575,786	4,560,846	3,433,774

UNDERWRITING INCOME (LOSS)	318,490	(439,456)	212,810	(413,326)	279,073

OTHER (EXPENSES) REVENUES
Net investment income	325,380	299,899	257,818	400,805	353,335
Net investment gains (losses)	(77,551)	(14,811)	(40,295)	28,226	(60,525)
Bargain purchase gain	—	15,044	—	15,044	—
Corporate expenses [a]	(85,069)	(97,922)	(86,922)	(129,945)	(120,016)
Foreign exchange (losses) gains	(2,066)	(90,093)	69,781	(134,737)	121,295
Interest expense and financing costs	(50,758)	(38,377)	(38,586)	(54,811)	(51,360)
Transaction and reorganization expenses	(48,125)	(5,970)	—	(26,718)	—
Amortization of value of business acquired	(149,535)	—	—	(50,104)	—
Amortization of intangible assets	(8,564)	—	—	(2,543)	—
Total other (expenses) revenues	(96,288)	67,770	161,796	45,217	242,729

INCOME (LOSS) BEFORE INCOME TAXES AND INTEREST IN INCOME (LOSS) OF EQUITY METHOD INVESTMENTS	222,202	(371,686)	374,606	(368,109)	521,802
Income tax (expense) benefit	3,565	38,547	(7,712)	7,542	(6,340)
Interest in income (loss) of equity method investments	5,045	(8,402)	(2,434)	(8,402)	(2,094)

NET INCOME (LOSS)	230,812	(341,541)	364,460	(368,969)	513,368

Preferred share dividends	(31,969)	(36,154)	(29,906)	(46,810)	(46,597)
Loss on repurchase of preferred shares	—	—	—	—	(1,309)

NET INCOME (LOSS) AVAILABLE (ATTRIBUTABLE) TO COMMON SHAREHOLDERS	$198,843	$(377,695)	$334,554	$(415,779)	$465,462

[a]
Underwriting-related general and administrative expenses is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to total general and administrative expenses, the most comparable GAAP financial measure, also included corporate expenses presented above.

AXIS Capital Holdings Limited
CONSOLIDATED KEY RATIOS - YEAR TO DATE

	Nine months ended September 30,			Year ended December 31,
	2018	2017	2016	2017	2016
KEY RATIOS/PER SHARE DATA
Current accident year loss ratio excluding catastrophe and weather-related losses	60.4%	64.1%	62.5%	63.7%	61.8%
Catastrophe and weather-related losses ratio	4.5%	24.1%	5.3%	20.4%	5.6%
Current accident year loss ratio	64.9%	88.2%	67.8%	84.1%	67.4%
Prior year reserve development	(4.4%)	(4.9%)	(8.0%)	(4.9%)	(7.9%)
Net loss and loss expense ratio	60.5%	83.3%	59.8%	79.2%	59.5%
Acquisition cost ratio	19.8%	20.0%	20.1%	19.9%	20.2%
General and administrative expense ratio [a]	13.7%	14.8%	15.8%	14.0%	16.2%
Combined ratio	94.0%	118.1%	95.7%	113.1%	95.9%

Weighted average common shares outstanding - basic	83,474	84,479	91,852	84,108	90,772
Weighted average common shares outstanding - diluted	83,939	84,479	92,579	84,108	91,547
Basic earnings (loss) per common share	$2.38	($4.47)	$3.64	($4.94)	$5.13
Earnings (loss) per diluted common share	$2.37	($4.47)	$3.61	($4.94)	$5.08
ROACE [b]	5.9%	(10.3%)	8.4%	(8.6%)	9.0%
Operating ROACE [b]	9.1%	(7.7%)	7.8%	(5.4%)	7.9%

[a]	Underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.

[b]	Annualized for the nine-month periods.

AXIS Capital Holdings Limited
CONSOLIDATED SEGMENT DATA

	Quarter ended September 30, 2018			Nine months ended September 30, 2018
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total
UNDERWRITING REVENUES
Gross premiums written	$969,364	$454,343	$1,423,707	$2,876,856	$2,860,471	$5,737,327
Net premiums written	602,070	317,868	919,938	1,748,142	2,158,122	3,906,264

Gross premiums earned	990,529	785,850	1,776,379	2,819,653	2,285,512	5,105,165
Ceded premiums earned	(375,734)	(176,570)	(552,304)	(1,047,527)	(480,612)	(1,528,139)
Net premiums earned	614,795	609,280	1,224,075	1,772,126	1,804,900	3,577,026
Other insurance related income	1,526	6,949	8,475	3,359	15,452	18,811
Total underwriting revenues	616,321	616,229	1,232,550	1,775,485	1,820,352	3,595,837

UNDERWRITING EXPENSES
Net losses and loss expenses	415,488	379,471	794,959	1,065,799	1,097,146	2,162,945
Acquisition costs	111,888	136,426	248,314	290,082	419,445	709,527
Underwriting-related general and administrative expenses	100,656	29,595	130,251	305,394	99,481	404,875
Total underwriting expenses	628,032	545,492	1,173,524	1,661,275	1,616,072	3,277,347

UNDERWRITING INCOME (LOSS)	$(11,711)	$70,737	$59,026	$114,210	$204,280	$318,490

Catastrophe and weather-related losses, net of reinstatement premiums	$61,814	$30,232	$92,046	$111,734	$49,813	$161,547
Prior period reserve development	13,478	32,182	45,660	60,547	99,536	160,083

KEY RATIOS
Current accident year loss ratio excluding catastrophe and weather-related losses	59.7%	62.6%	61.2%	57.3%	63.5%	60.4%
Catastrophe and weather-related losses ratio	10.1%	5.0%	7.5%	6.3%	2.8%	4.5%
Current accident year loss ratio	69.8%	67.6%	68.7%	63.6%	66.3%	64.9%
Prior period reserve development ratio	(2.2%)	(5.3%)	(3.8%)	(3.5%)	(5.5%)	(4.4%)
Net loss and loss expense ratio	67.6%	62.3%	64.9%	60.1%	60.8%	60.5%
Acquisition cost ratio	18.2%	22.4%	20.3%	16.4%	23.2%	19.8%
Underwriting-related general and administrative expense ratio	16.4%	4.8%	10.7%	17.2%	5.5%	11.3%
Corporate expense ratio			2.0%			2.4%
Combined ratio	102.2%	89.5%	97.9%	93.7%	89.5%	94.0%

AXIS Capital Holdings Limited
GROSS PREMIUMS WRITTEN BY SEGMENT BY LINE OF BUSINESS

							Nine months ended September 30,
	Q3 2018	Q2 2018	Q1 2018	Q4 2017	Q3 2017	Q3 2016	2018	2017

INSURANCE SEGMENT
Property	$307,014	$344,737	$295,206	$240,246	$154,882	$164,605	$946,956	$498,127
Marine	88,412	95,690	126,743	59,387	42,483	33,677	310,844	182,005
Terrorism	16,032	15,812	16,900	13,044	12,147	9,394	48,743	34,470
Aviation	24,116	21,048	21,013	24,472	23,814	9,684	66,178	59,434
Credit and Political Risk	44,761	30,736	44,731	40,212	19,793	5,423	120,227	51,105
Professional Lines	281,928	297,243	207,965	309,905	213,009	204,926	787,136	612,597
Liability	153,356	150,167	105,661	114,631	131,975	108,447	409,184	359,304
Accident and Health	42,883	69,860	60,674	37,594	53,040	36,231	173,421	163,566
Discontinued Lines	10,862	1,351	1,955	14,820	—	—	14,167	—
TOTAL INSURANCE SEGMENT	969,364	1,026,644	880,848	854,311	651,144	572,387	2,876,856	1,960,608

REINSURANCE SEGMENT
Catastrophe	64,919	148,304	281,883	25,703	89,510	46,338	495,106	411,004
Property	85,135	60,293	200,707	11,344	90,001	61,957	346,135	341,265
Professional Lines	26,418	116,273	106,178	34,500	20,175	19,479	248,870	217,772
Credit and Surety	51,683	52,685	196,316	22,069	38,216	36,174	300,683	183,284
Motor	22,450	43,279	412,077	18,022	40,385	13,344	477,805	373,901
Liability	137,625	91,343	159,009	51,702	139,083	91,387	387,977	368,999
Agriculture	12,765	53,953	145,397	17,763	11,152	1,286	212,114	218,437
Engineering	3,149	6,604	26,506	19,134	10,120	13,588	36,259	58,000
Marine and Other	1,107	13,631	26,647	3,209	2,566	979	41,388	52,715
Accident and Health	49,114	37,808	227,689	39,131	93,221	103,043	314,610	273,787
Discontinued Lines	(22)	8	(462)	(387)	—	—	(476)	—
TOTAL REINSURANCE SEGMENT	454,343	624,181	1,781,947	242,190	534,429	387,575	2,860,471	2,499,164

CONSOLIDATED TOTAL	$1,423,707	$1,650,825	$2,662,795	$1,096,501	$1,185,574	$959,962	$5,737,327	$4,459,772

AXIS Capital Holdings Limited
INSURANCE SEGMENT DATA - QUARTERLY

	Q3 2018	Q2 2018	Q1 2018	Q4 2017	Q3 2017	Q3 2016
UNDERWRITING REVENUES
Gross premiums written	$969,364	$1,026,644	$880,848	$854,311	$651,144	$572,387
Net premiums written	602,070	598,179	547,893	515,826	407,054	330,089

Gross premiums earned	990,529	924,704	904,421	929,346	648,148	602,390
Ceded premiums earned	(375,734)	(347,433)	(324,362)	(343,186)	(227,373)	(224,112)
Net premiums earned	614,795	577,271	580,059	586,159	420,775	378,278
Other insurance related income	1,526	1,214	620	2,091	302	39
Total underwriting revenues	616,321	578,485	580,679	588,250	421,077	378,317

UNDERWRITING EXPENSES
Net losses and loss expenses	415,488	328,773	321,538	372,190	576,688	228,393
Acquisition costs	111,888	90,864	87,329	92,293	61,541	49,536
General and administrative expenses	100,656	102,369	102,370	85,979	71,008	80,005
Total underwriting expenses	628,032	522,006	511,237	550,462	709,238	357,934

UNDERWRITING INCOME (LOSS)	$(11,711)	$56,479	$69,442	$37,788	$(288,160)	$20,383

Catastrophe and weather-related losses, net of reinstatement premiums	$61,814	$22,922	$28,247	$33,613	$317,475	$14,552
Prior period reserve development	13,478	24,294	22,775	24,880	7,926	17,831

KEY RATIOS
Current accident year loss ratio excluding catastrophe and weather-related losses	59.7%	57.2%	54.5%	62.0%	63.5%	61.2%
Catastrophe and weather-related losses ratio	10.1%	4.0%	4.9%	5.7%	75.4%	3.9%
Current accident year loss ratio	69.8%	61.2%	59.4%	67.7%	138.9%	65.1%
Prior period reserve development ratio	(2.2%)	(4.2%)	(4.0%)	(4.2%)	(1.8%)	(4.7%)
Net loss and loss expense ratio	67.6%	57.0%	55.4%	63.5%	137.1%	60.4%
Acquisition cost ratio	18.2%	15.7%	15.1%	15.7%	14.6%	13.1%
General and administrative expense ratio	16.4%	17.7%	17.6%	14.7%	16.9%	21.1%
Combined ratio	102.2%	90.4%	88.1%	93.9%	168.6%	94.6%

AXIS Capital Holdings Limited
REINSURANCE SEGMENT DATA - QUARTERLY

	Q3 2018	Q2 2018	Q1 2018	Q4 2017	Q3 2017	Q3 2016
UNDERWRITING REVENUES
Gross premiums written	$454,343	$624,181	$1,781,947	$242,190	$534,429	$387,575
Net premiums written	317,868	402,276	1,437,978	213,598	425,689	265,342

Gross premiums earned	785,850	764,249	735,412	770,537	721,886	612,436
Ceded premiums earned	(176,570)	(155,972)	(148,069)	(145,201)	(125,530)	(56,299)
Net premiums earned	609,280	608,277	587,343	625,336	596,356	556,137
Other insurance related income (losses)	6,949	2,516	5,986	1,089	(3,500)	5,905
Total underwriting revenues	616,229	610,793	593,329	626,425	592,857	562,042

UNDERWRITING EXPENSES
Net losses and loss expenses	379,471	377,868	339,807	467,941	658,679	303,935
Acquisition costs	136,426	141,088	141,931	142,420	133,183	140,274
General and administrative expenses	29,595	32,590	37,296	27,722	25,689	34,218
Total underwriting expenses	545,492	551,546	519,034	638,083	817,550	478,427

UNDERWRITING INCOME (LOSS)	$70,737	$59,247	$74,295	$(11,658)	$(224,694)	$83,615

Catastrophe and weather-related losses, net of reinstatement premiums	$30,232	$15,288	$6,892	$99,160	$299,313	$7,207
Prior period reserve development	32,182	35,822	31,532	31,679	39,842	58,187

KEY RATIOS
Current accident year loss ratio excluding catastrophe and weather-related losses	62.6%	65.5%	62.1%	63.6%	65.8%	63.8%
Catastrophe and weather-related losses ratio	5.0%	2.5%	1.1%	16.3%	51.3%	1.3%
Current accident year loss ratio	67.6%	68.0%	63.2%	79.9%	117.1%	65.1%
Prior period reserve development ratio	(5.3%)	(5.9%)	(5.3%)	(5.1%)	(6.6%)	(10.4%)
Net loss and loss expense ratio	62.3%	62.1%	57.9%	74.8%	110.5%	54.7%
Acquisition cost ratio	22.4%	23.2%	24.2%	22.8%	22.3%	25.2%
General and administrative expense ratio	4.8%	5.4%	6.3%	4.4%	4.3%	6.1%
Combined ratio	89.5%	90.7%	88.4%	102.0%	137.1%	86.0%

AXIS Capital Holdings Limited
REINSURANCE SEGMENT - STRATEGIC CAPITAL PARTNERS

	Quarter ended September 30,		Nine months ended September 30,
TOTAL MANAGED PREMIUMS [a]	2018	2017	2018	2017
Total Managed Premiums	$454,343	$534,429	$2,860,471	$2,499,164
Premiums ceded to Harrington Re	49,063	55,900	162,825	178,574
Premiums ceded to Other Strategic Capital Partners	87,412	52,840	539,524	282,871
Net premiums written	$317,868	$425,689	$2,158,122	$2,037,719

FEE INCOME FROM STRATEGIC CAPITAL PARTNERS [b]
Fee income	$18,303	$5,516	$42,746	$28,261

[a]
Total managed premiums represents gross premiums written by the AXIS Reinsurance segment of $454,343 and $534,429 for the three months ended September 30, 2018 and 2017, respectively, and $2,860,471 and $2,499,164 for the nine months ended September 30, 2018 and 2017, respectively including premiums written on behalf of our strategic capital partners.

[b]
Fee income from strategic capital partners represents service fees and reimbursement of expenses due to the AXIS Reinsurance segment from its strategic capital partners. Fee income from strategic capital partners included $5,932 and $12,452 included in other insurance related income (expense) for the three and nine months ended September 30, 2018, respectively and $(4,301) and $4,924 for the three and nine months ended September 30, 2017. It also included $12,371 and $30,294 as an offset to general and administrative expenses for the three and nine months ended September 30, 2018, respectively and $9,816 and $23,337 for the three and nine months ended September 30, 2017.

AXIS Capital Holdings Limited
NET INVESTMENT INCOME - QUARTERLY

							Nine months ended September 30,
	Q3 2018	Q2 2018	Q1 2018	Q4 2017	Q3 2017	Q3 2016	2018	2017

Fixed maturities	$89,887	$88,320	$83,958	$82,060	$74,978	$75,827	$262,165	$230,603
Other investments	15,933	14,541	13,704	16,885	17,373	38,248	44,179	59,973
Equity securities	2,099	3,158	1,758	3,871	3,223	4,633	7,015	11,048
Mortgage loans	3,322	3,357	3,125	2,810	2,895	2,191	9,805	7,970
Cash and cash equivalents	6,992	5,627	4,153	417	3,111	3,768	16,770	9,640
Short-term investments	3,413	1,645	875	921	698	337	5,933	1,797

Gross investment income	121,646	116,648	107,573	106,964	102,278	125,004	345,867	321,031
Investment expenses	(7,225)	(6,688)	(6,574)	(6,056)	(7,109)	(8,081)	(20,487)	(21,132)

Net investment income	$114,421	$109,960	$100,999	$100,908	$95,169	$116,923	$325,380	$299,899

AXIS Capital Holdings Limited
CONSOLIDATED BALANCE SHEETS

	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,
	2018	2018	2018	2017	2017	2016
ASSETS
Investments:
Fixed maturities, available for sale, at fair value	$11,767,697	$11,739,305	$11,801,396	$12,622,006	$11,086,386	$11,566,860
Equity securities, at fair value	433,311	417,212	435,742	635,511	659,751	644,344
Mortgage loans, held for investment, at amortized cost and fair value	333,018	344,721	364,769	325,062	360,381	332,753
Other investments, at fair value	833,563	916,191	1,009,587	1,009,373	830,253	847,262
Equity method investments	112,155	110,488	108,597	108,597	108,597	111,295
Short-term investments, at amortized cost and fair value	156,090	168,944	56,246	83,661	15,282	39,877
Total investments	13,635,834	13,696,861	13,776,337	14,784,210	13,060,650	13,542,391
Cash and cash equivalents	1,752,402	1,526,693	1,644,580	1,363,786	1,631,127	1,077,263
Accrued interest receivable	76,000	79,109	73,928	81,223	68,023	71,096
Insurance and reinsurance premium balances receivable	3,463,360	3,810,316	3,892,957	3,012,419	2,968,096	2,694,976
Reinsurance recoverable on unpaid and paid losses	3,439,080	3,289,236	3,129,303	3,338,840	2,360,821	2,336,741
Deferred acquisition costs	682,785	708,679	721,820	474,061	562,774	545,618
Prepaid reinsurance premiums	1,114,039	1,157,228	1,015,163	809,274	734,129	582,551
Receivable for investments sold	2,140	16,430	19,433	11,621	9,357	2,285
Goodwill	102,003	102,003	102,004	102,003	48,969	47,148
Intangible assets	247,927	250,541	253,808	257,987	38,237	38,353
Value of business acquired	58,511	97,529	150,936	206,838	—	—
Other assets	268,945	283,861	307,040	317,915	335,967	283,969
TOTAL ASSETS	$24,843,026	$25,018,486	$25,087,309	$24,760,177	$21,818,150	$21,222,391

LIABILITIES
Reserve for losses and loss expenses	$12,025,947	$11,952,734	$12,034,643	$12,997,553	$10,787,575	$9,874,807
Unearned premiums	4,242,108	4,594,150	4,659,858	3,641,399	3,521,063	3,453,655
Insurance and reinsurance balances payable	1,301,580	1,282,585	1,251,629	899,064	670,292	461,519
Senior notes and notes payable	1,377,582	1,377,206	1,376,835	1,376,529	993,797	992,633
Payable for investments purchased	220,183	186,180	144,315	100,589	122,065	141,245
Other liabilities	403,354	372,626	355,634	403,779	268,659	272,874
TOTAL LIABILITIES	19,570,754	19,765,481	19,822,914	19,418,913	16,363,451	15,196,733

SHAREHOLDERS’ EQUITY
Preferred shares	775,000	775,000	775,000	775,000	775,000	625,000
Common shares	2,206	2,206	2,206	2,206	2,206	2,206
Additional paid-in capital	2,304,107	2,295,633	2,289,497	2,299,166	2,291,516	2,307,866
Accumulated other comprehensive income (loss)	(162,312)	(163,168)	(85,216)	92,382	141,613	98,505
Retained earnings	6,145,482	6,135,625	6,076,294	5,979,666	6,051,659	6,430,573
Treasury shares, at cost	(3,792,211)	(3,792,291)	(3,793,386)	(3,807,156)	(3,807,295)	(3,438,492)
TOTAL SHAREHOLDERS' EQUITY	5,272,272	5,253,005	5,264,395	5,341,264	5,454,699	6,025,658

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$24,843,026	$25,018,486	$25,087,309	$24,760,177	$21,818,150	$21,222,391

Common shares outstanding - basic	83,557	83,556	83,518	83,161	83,157	88,439
Common shares outstanding - diluted	85,335	85,346	85,392	84,745	84,575	90,363
Book value per common share	$53.82	$53.59	$53.75	$54.91	$56.28	$61.07
Diluted book value per common share	$52.70	$52.47	$52.57	$53.88	$55.33	$59.77
Diluted tangible book value per common share	$49.14	$48.87	$48.94	$50.18	$54.30	$58.82
Debt to total capital [a]	20.7%	20.8%	20.7%	20.5%	15.4%	14.1%
Debt and preferred equity to total capital	32.4%	32.5%	32.4%	32.0%	27.4%	23.0%

[a]
The debt to total capital ratio is calculated by dividing senior notes and notes payable by total capital. Total capital represents the sum of total shareholders’ equity and senior notes and notes payable.

AXIS Capital Holdings Limited
CASH AND INVESTED ASSETS PORTFOLIO
At September 30, 2018

	Cost or Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value	Percentage
Fixed Maturities, available for sale
U.S. government and agency	$1,625,114	$414	$(20,063)	$1,605,465	10.5%
Non-U.S. government	558,862	3,013	(13,750)	548,125	3.6%
Corporate debt	5,144,747	23,714	(87,376)	5,081,085	33.3%
Agency RMBS	1,688,977	2,140	(51,886)	1,639,231	10.8%
CMBS	1,099,728	729	(23,502)	1,076,955	7.1%
Non-Agency RMBS	41,273	1,475	(962)	41,786	0.3%
ABS	1,651,271	1,520	(6,980)	1,645,811	10.8%
Municipals	131,583	557	(2,901)	129,239	0.8%
Total fixed maturities	11,941,555	33,562	(207,420)	11,767,697	77.2%

Equity securities
Common stocks	13,392	1,345	(1,232)	13,505	0.1%
Exchange traded funds	211,940	63,543	(2,035)	273,448	1.8%
Bond mutual funds	150,675	—	(4,317)	146,358	0.9%
Total equity securities	376,007	64,888	(7,584)	433,311	2.8%

Total fixed maturities and equity securities	$12,317,562	$98,450	$(215,004)	12,201,008	80.0%

Mortgage loans, held for investment				333,018	2.2%

Other investments (see below)				833,563	5.5%

Equity method investments				112,155	0.7%

Short-term investments				156,090	1.0%

Total investments				13,635,834	89.4%

Cash and cash equivalents [a]				1,752,402	11.5%

Accrued interest receivable				76,000	0.5%

Net receivable/(payable) for investments sold (purchased)				(218,043)	(1.4%)

Total cash and invested assets				$15,246,193	100.0%

				Fair Value	Percentage
Other Investments:
Long/short equity funds				$28,593	3.4%
Multi-strategy funds				185,255	22.2%
Event-driven funds				38,084	4.6%
Direct lending funds				268,210	32.2%
Real estate funds				63,764	7.6%
Private equity funds				67,840	8.1%
Other privately held investments				47,389	5.7%
Collateralized loan obligations - equity tranches				24,264	3.0%
Overseas deposits				$110,164	13.2%
Total				$833,563	100.0%

[a]	Includes $699 million of restricted cash and cash equivalents.

AXIS Capital Holdings Limited
CASH AND INVESTED ASSETS COMPOSITION - QUARTERLY

	Q3 2018	Q2 2018	Q1 2018	Q4 2017	Q3 2017	Q3 2016
	Fair Value %	Fair Value %	Fair Value %	Fair Value %	Fair Value %	Fair Value %
CASH AND INVESTED ASSETS PORTFOLIO
Fixed Maturities:
U.S. government and agency	10.5%	11.0%	11.6%	10.7%	10.7%	10.8%
Non-U.S. government	3.6%	3.9%	4.3%	5.0%	3.9%	4.0%
Corporate debt	33.3%	32.2%	30.2%	32.8%	30.7%	31.4%
MBS:
Agency RMBS	10.8%	11.2%	12.5%	14.8%	15.7%	17.3%
CMBS	7.1%	7.4%	6.7%	4.8%	4.6%	6.1%
Non-agency RMBS	0.3%	0.3%	0.3%	0.3%	0.3%	0.5%
ABS	10.8%	10.7%	10.2%	8.9%	8.8%	8.5%
Municipals	0.8%	0.9%	1.0%	0.9%	1.0%	0.9%

Total Fixed Maturities	77.2%	77.6%	76.8%	78.2%	75.7%	79.5%
Equity securities	2.8%	2.8%	2.8%	3.9%	4.5%	4.4%
Mortgage loans	2.2%	2.3%	2.4%	2.0%	2.5%	2.3%
Other investments	5.5%	6.1%	6.6%	6.3%	5.7%	5.8%
Equity method investments	0.7%	0.7%	0.7%	0.7%	0.7%	0.8%
Short-term investments	1.0%	1.0%	0.3%	0.5%	0.1%	0.3%

Total Investments	89.4%	90.5%	89.6%	91.6%	89.2%	93.1%
Cash and cash equivalents	11.5%	10.1%	10.7%	8.4%	11.1%	7.4%
Accrued interest receivable	0.5%	0.5%	0.5%	0.5%	0.5%	0.5%
Net receivable/(payable) for investments sold or purchased	(1.4%)	(1.1%)	(0.8%)	(0.5%)	(0.8%)	(1.0%)
Total Cash and Invested Assets	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

CREDIT QUALITY OF FIXED MATURITIES	Fair Value %	Fair Value %	Fair Value %	Fair Value %	Fair Value %	Fair Value %
U.S. government and agency	13.6%	14.2%	15.2%	13.6%	14.0%	13.5%
AAA	39.3%	39.7%	40.2%	39.5%	39.5%	37.7%
AA	7.7%	7.2%	7.5%	8.3%	7.9%	10.1%
A	16.3%	16.4%	14.9%	16.6%	15.0%	15.3%
BBB	14.1%	13.9%	13.9%	13.9%	14.5%	13.9%
Below BBB	9.0%	8.6%	8.3%	8.1%	9.1%	9.5%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

MATURITY PROFILE OF FIXED MATURITIES	Fair Value %	Fair Value %	Fair Value %	Fair Value %	Fair Value %	Fair Value %
Within one year	4.2%	4.0%	4.3%	3.9%	3.9%	3.0%
From one to five years	41.5%	41.1%	39.2%	38.9%	34.7%	32.9%
From five to ten years	15.1%	15.1%	16.2%	18.6%	20.5%	20.2%
Above ten years	1.8%	1.7%	1.7%	1.7%	2.0%	3.1%
Asset-backed and mortgage-backed securities	37.4%	38.1%	38.6%	36.9%	38.9%	40.8%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

CASH AND INVESTED ASSETS PORTFOLIO CHARACTERISTICS
Book yield of fixed maturities	2.9%	2.8%	2.7%	2.5%	2.6%	2.6%
Yield to maturity of fixed maturities	3.5%	3.4%	3.2%	2.7%	2.6%	2.3%
Average duration of fixed maturities (inclusive of duration hedges)	2.9 yrs	3.0 yrs	3.1 yrs	3.2 yrs	3.2 yrs	3.2 yrs
Average credit quality	AA-	AA-	AA-	AA-	AA-	AA-

AXIS Capital Holdings Limited
GEOGRAPHIC DISTRIBUTION OF FIXED MATURITIES AND EQUITIES
At September 30, 2018

			Corporate Debt
	Governments and Agencies		Financials	Non-Financials	Government Guaranteed	Total	Agency RMBS	Non-Agency RMBS/CMBS	ABS	Total Fixed Maturities	Equities		Total Fixed Maturities and Equities
Composition by country
Eurozone countries:
Netherlands	$10,333		$13,267	$67,258	$—	$80,525	$—	$—	$—	$90,858	$1,307		$92,165
France	6,766		18,034	34,278	8,692	61,004	—	—	—	67,770	4,527		72,297
Ireland	—		29,472	28,364	—	57,836	—	—	—	57,836	613		58,449
Germany	—		242	19,738	33,935	53,915	—	—	—	53,915	3,035		56,950
Belgium	23,438		2,981	15,426	—	18,407	—	—	—	41,845	993		42,838
Luxembourg	—		—	31,286	—	31,286	—	—	911	32,197	—		32,197
Spain	2,868		7,854	3,864	—	11,718	—	—	—	14,586	686		15,272
Supranational [a]	8,016		—	—	—	—	—	—	—	8,016	—		8,016
Austria	2,323		785	1,181	—	1,966	—	—	—	4,289	46		4,335
Finland	—		2,968	1,039	—	4,007	—	—	—	4,007	123		4,130
Portugal	1,656		—	1,429	—	1,429	—	—	—	3,085	—		3,085
Italy	—		—	479	—	479	—	—	—	479	681		1,160
Other [b]	—		—	—	—	—	—	—	—	—	34,854		34,854
Total eurozone	55,400		75,603	204,342	42,627	322,572	—	—	911	378,883	46,865		425,748
Other concentrations:
United Kingdom	231,019		85,361	116,869	10,858	213,088	—	10,632	3,021	457,760	52,992		510,752
Canada	96,207		116,944	112,384	125,603	354,931	—	—	15,829	466,967	—		466,967
Japan	—		115,231	6,357	5,817	127,405	—	—	5,934	133,339	14,019		147,358
Australia	—		78,951	14,961	—	93,912	—	5,684	—	99,596	—		99,596
Mexico	30,251		—	485	—	485	—	—	—	30,736	—		30,736
Other	135,248		55,188	96,362	32,011	183,561	—	—	1,743	320,552	15,241	[c]	335,793
Total other concentrations	492,725		451,675	347,418	174,289	973,382	—	16,316	26,527	1,508,950	82,252		1,591,202

Total Non-U.S. concentrations	548,125		527,278	551,760	216,916	1,295,954	—	16,316	27,438	1,887,833	129,117		2,016,950

United States	1,579,758	[d]	1,525,135	2,256,039	3,957	3,785,131	1,639,231	1,102,425	1,618,373	9,724,918	304,194	[e]	10,029,112
United States agencies	25,707		—	—	—	—	—	—	—	25,707	—		25,707
United States local governments	129,239		—	—	—	—	—	—	—	129,239	—		129,239
Total U.S. concentrations	1,734,704		1,525,135	2,256,039	3,957	3,785,131	1,639,231	1,102,425	1,618,373	9,879,864	304,194		10,184,058

Totals	$2,282,829		$2,052,413	$2,807,799	$220,873	$5,081,085	$1,639,231	$1,118,741	$1,645,811	$11,767,697	$433,311		$12,201,008

[a]	Represents holdings of the European Investment Bank.

[b]	Represents holdings in exchange-traded funds ("ETFs"). The primary countries of risk of the underlying securities are countries within the eurozone.

[c]	Represents exchange-traded funds ("ETFs") designed to track indexes with primary underlying exposures to countries other than the United States and those within the eurozone.

[d]	Represents United States Treasuries.

[e]	Represents ETFs designed to track the S&P 500 and a U.S. bond mutual fund.

AXIS Capital Holdings Limited
CORPORATE DEBT COMPOSITION
At September 30, 2018

	Fair Value	% of Total Corporate Debt	% of Total Cash and Invested Assets
Composition by sector - Investment grade
Financial institutions:
U.S. banks	$1,099,321	21.6%	7.2%
Non-U.S. banks	431,425	8.5%	2.8%
Corporate/commercial finance	217,724	4.3%	1.4%
Insurance	134,830	2.7%	0.9%
Investment brokerage	26,446	0.5%	0.2%
Total financial institutions	1,909,746	37.6%	12.5%
Consumer non-cyclicals	521,310	10.3%	3.4%
Consumer cyclical	330,013	6.5%	2.2%
Communications	270,380	5.3%	1.8%
Technology	224,816	4.4%	1.5%
Non-U.S. government guaranteed	218,785	4.3%	1.4%
Energy	215,537	4.2%	1.4%
Utilities	141,266	2.8%	0.9%
Transportation	132,165	2.6%	0.9%
Industrials	106,407	2.1%	0.7%
Total investment grade	4,070,425	80.1%	26.7%

Total non-investment grade	1,010,660	19.9%	6.6%

Total corporate debt	$5,081,085	100.0%	33.3%

AXIS Capital Holdings Limited
INVESTMENT PORTFOLIO
TEN LARGEST CORPORATE DEBT HOLDINGS
At September 30, 2018

	Amortized Cost	Net Unrealized Gain (Loss)	Fair Value	% of Total Fixed Maturities
ISSUER [a]
BANK OF AMERICA CORP	153,315	(2,015)	151,300	1.3%
GOLDMAN SACHS GROUP	136,671	(2,961)	133,710	1.1%
MORGAN STANLEY	133,367	(3,331)	130,036	1.1%
WELLS FARGO & COMPANY	132,127	(3,041)	129,086	1.1%
JP MORGAN CHASE & CO	125,027	(3,345)	121,682	1.0%
AT&T INC	66,629	(822)	65,807	0.6%
CITIGROUP INC	65,227	(1,706)	63,521	0.5%
FORD MOTOR COMPANY	59,904	(2,036)	57,868	0.5%
GENERAL MOTORS COMPANY	58,375	(593)	57,782	0.5%
CVS HEALTH CORP	45,813	(251)	45,562	0.4%

[a]
These holdings represent direct investments in fixed maturities of the parent issuer and its major subsidiaries. These investments exclude asset and mortgage backed securities that were issued, sponsored or serviced by the parent.

AXIS Capital Holdings Limited
MORTGAGE-BACKED AND ASSET-BACKED SECURITIES COMPOSITION
At September 30, 2018

	Agencies	AAA	AA	A	BBB	Non-Investment Grade	Total

Residential MBS	$1,639,231	$23,484	$403	$1,299	$5,368	$11,232	$1,681,017
Commercial MBS	191,518	823,873	50,682	10,136	746	—	1,076,955
ABS	—	1,528,709	51,248	26,596	9,512	29,746	1,645,811

Total mortgage-backed and asset-backed securities	$1,830,749	$2,376,066	$102,333	$38,031	$15,626	$40,978	$4,403,783

Percentage of total	41.6%	54.0%	2.3%	0.9%	0.4%	0.8%	100.0%

AXIS Capital Holdings Limited
REINSURANCE RECOVERABLE ANALYSIS

	Q3 2018	Q2 2018	Q1 2018	Q4 2017	Q3 2017	Q3 2016
Reinsurance recoverable on paid losses and loss expenses:
Insurance	$119,275	$85,583	$58,621	$86,272	$38,654	$32,853
Reinsurance	102,234	51,108	84,534	93,054	24,145	27,096
Total	$221,509	$136,691	$143,155	$179,326	$62,799	$59,949

Reinsurance recoverable on unpaid losses and loss expenses: Case Reserves :
Insurance	$789,143	$772,718	$778,498	$930,132	$587,060	$712,987
Reinsurance	250,812	239,986	175,363	151,062	99,303	31,789
Total	$1,039,955	$1,012,704	$953,861	$1,081,194	$686,363	$744,776

Reinsurance recoverable on unpaid losses and loss expenses: IBNR
Insurance	$1,809,504	$1,787,763	$1,757,091	$1,807,607	$1,406,025	$1,523,537
Reinsurance	387,508	370,161	291,979	287,551	221,873	28,700
Total	$2,197,012	$2,157,924	$2,049,070	$2,095,158	$1,627,898	$1,552,237

Provision against reinsurance recoverable on paid and unpaid losses and loss expenses:
Insurance	$(17,613)	$(17,210)	$(16,248)	$(16,420)	$(15,972)	$(20,087)
Reinsurance	(1,783)	(873)	(535)	(418)	(267)	(134)
Total	$(19,396)	$(18,083)	$(16,783)	$(16,838)	$(16,239)	$(20,221)

Net reinsurance recoverables:
Insurance	$2,700,309	$2,628,854	$2,577,962	$2,807,591	$2,015,767	$2,249,290
Reinsurance	738,771	660,382	551,341	531,249	345,054	87,451
Total	$3,439,080	$3,289,236	$3,129,303	$3,338,840	$2,360,821	$2,336,741

AXIS Capital Holdings Limited
REINSURANCE RECOVERABLE ANALYSIS
At September 30, 2018

Categories	Gross Recoverable	Collateral	Gross Recoverable Net of Collateral	% of Total Gross Recoverable Net of Collateral	% of Total Shareholders’ Equity	Provision Against Reinsurance Recoverable	Provision Against Reinsurance Recoverable as % of Gross Recoverable	Reinsurance recoverable on unpaid and paid losses
Top 10 reinsurers based on gross recoverables	$2,031,623	$(205,501)	$1,826,122	61.1%	34.6%	$(9,139)	0.4%	$2,022,484
Other reinsurers balances > $20 million	936,770	(150,892)	785,878	26.3%	14.9%	(5,980)	0.6%	930,790
Other reinsurers balances < $20 million	490,083	(112,312)	377,771	12.6%	7.2%	(4,277)	0.9%	485,806
Total	$3,458,476	$(468,705)	$2,989,771	100.0%	56.7%	$(19,396)	0.6%	$3,439,080
At September 30, 2018, 91.3% (December 31, 2017: 88.8%) of gross recoverables were collectible from reinsurers rated the equivalent of A- or better by internationally recognized rating agencies.

Top 10 Reinsurers (net of collateral)	% of Total Gross Recoverable Net of Collateral	% of Total Shareholders’ Equity
Swiss Reinsurance America Corporation	13.9%	7.9%
Lloyds of London	12.9%	7.2%
Harrington Re Ltd.	7.4%	4.2%
Transatlantic Reinsurance Company	6.7%	3.8%
Partner Reinsurance Co of US	5.9%	3.3%
Hannover Ruck SE	4.5%	2.5%
Everest Reinsurance Company	4.2%	2.4%
Munich Reinsurance America, Inc	3.2%	1.8%
AXA Corporate Solutions Assurance	2.7%	1.5%
Liberty Mutual Insurance Company	2.4%	1.3%
	63.8%	35.9%

AXIS Capital Holdings Limited
RESERVE FOR LOSSES AND LOSS EXPENSES: PAID TO INCURRED ANALYSIS

	Quarter ended September 30, 2018			Nine months ended September 30, 2018
	Reserve for unpaid losses and loss expenses	Reinsurance recoverable on unpaid losses	Net	Gross	Reinsurance recoverable on unpaid losses	Net
Reserve for unpaid losses and loss expenses

Beginning of period	$11,952,734	$(3,152,706)	$8,800,028	$12,997,553	$(3,159,514)	$9,838,039
Incurred	1,144,424	(349,465)	794,959	3,150,005	(987,060)	2,162,945
Paid	(1,009,552)	278,097	(731,455)	(2,850,424)	698,599	(2,151,825)
Foreign exchange and other	(61,659)	6,287	(55,372)	(1,271,187)	230,188	(1,040,999)

End of period [a]	$12,025,947	$(3,217,787)	$8,808,160	$12,025,947	$(3,217,787)	$8,808,160

[a]
At September 30, 2018, gross reserve for losses and loss expenses included IBNR of $7,528 million, or 63%, of total gross reserves for loss and loss expenses. At December 31, 2017, the comparable amount was $7,860 million, or 60%.

AXIS Capital Holdings Limited
RESERVE FOR LOSSES AND LOSS EXPENSES: PAID TO INCURRED ANALYSIS BY SEGMENT

	Quarter ended September 30, 2018			Nine months ended September 30, 2018
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total

Gross losses paid	$586,874	$422,678	$1,009,552	$1,554,276	$1,296,148	$2,850,424
Reinsurance recoverables on paid losses	(198,332)	(79,765)	(278,097)	(504,260)	(194,339)	(698,599)

Net losses paid	388,542	342,913	731,455	1,050,016	1,101,809	2,151,825

Change in:
Case reserves	13,241	76,880	90,121	85,465	263,949	349,414
IBNR	55,737	(10,986)	44,751	99,445	(149,278)	(49,833)
Reinsurance recoverable on unpaid loss and loss expense reserves	(42,032)	(29,336)	(71,368)	(169,127)	(119,334)	(288,461)

Total net incurred losses and loss expenses	$415,488	$379,471	$794,959	$1,065,799	$1,097,146	$2,162,945

Gross reserve for losses and loss expenses	$6,379,962	$5,645,985	$12,025,947	$6,379,962	$5,645,985	$12,025,947

Net favorable prior year reserve development	$13,478	$32,182	$45,660	$60,547	$99,536	$160,083

Key Ratios

Net paid to net incurred percentage	93.5%	90.4%	92.0%	98.5%	100.4%	99.5%

Net paid losses / Net premiums earned	63.2%	56.3%	59.8%	59.3%	61.0%	60.2%
Change in net loss and loss expense reserves / Net premiums earned	4.4%	6.0%	5.1%	0.8%	(0.2%)	0.3%
Net loss and loss expense ratio	67.6%	62.3%	64.9%	60.1%	60.8%	60.5%

AXIS Capital Holdings Limited
RESERVE FOR LOSSES AND LOSS EXPENSES: PAID TO INCURRED ANALYSIS
INSURANCE - QUARTERLY

	Q3 2018	Q2 2018	Q1 2018	Q4 2017	Q3 2017	Q3 2016

Gross losses paid	$586,874	$478,912	$488,490	$579,122	$407,751	$365,160
Reinsurance recoverables on paid losses	(198,332)	(162,291)	(143,637)	(158,719)	(113,348)	(102,625)

Net losses paid	388,542	316,621	344,853	420,403	294,403	262,535

Change in:
Reported case reserves	13,241	43,986	28,239	220,300	32,639	(5,561)
IBNR	55,737	10,784	32,923	(170,581)	268,021	55,505
Reinsurance recoverable on unpaid loss and loss expense reserves	(42,032)	(42,618)	(84,477)	(97,931)	(18,375)	(39,253)

Total net incurred losses and loss expenses	$415,488	$328,773	$321,538	$372,191	$576,688	$273,226

Gross reserve for losses and loss expenses	$6,379,962	$6,301,363	$6,295,947	$7,011,805	$5,369,358	$5,430,238

Net favorable prior year reserve development	$13,478	$24,294	$22,775	$24,879	$7,926	$20,688

Key Ratios

Net paid to net incurred percentage	93.5%	96.3%	107.3%	113.0%	51.1%	96.1%

Net paid losses/Net premiums earned	63.2%	54.8%	59.5%	71.7%	70.0%	59.0%
Change in net loss and loss expense reserves / Net premiums earned	4.4%	2.2%	(4.1%)	(8.2%)	67.1%	2.4%
Net loss and loss expense ratio	67.6%	57.0%	55.4%	63.5%	137.1%	61.4%

AXIS Capital Holdings Limited
RESERVE FOR LOSSES AND LOSS EXPENSES: PAID TO INCURRED ANALYSIS
REINSURANCE - QUARTERLY

	Q3 2018	Q2 2018	Q1 2018	Q4 2017	Q3 2017	Q3 2016

Gross losses paid	$422,678	$426,314	$447,156	$542,160	$333,573	$231,506
Reinsurance recoverables on paid losses	(79,765)	(46,772)	(67,802)	(91,146)	(23,886)	(5,463)

Net losses paid	342,913	379,542	379,354	451,014	309,687	226,043

Change in:
Reported case reserves	76,880	47,664	139,405	94,597	159,834	20,139
IBNR	(10,986)	(5,905)	(132,388)	(90,690)	348,403	23,473
Reinsurance recoverable on unpaid loss and loss expense reserves	(29,336)	(43,433)	(46,564)	13,020	(159,245)	(10,553)

Total net incurred losses and loss expenses	$379,471	$377,868	$339,807	$467,941	$658,679	$259,102

Gross reserve for losses and loss expenses	$5,645,985	$5,651,371	$5,738,696	$5,985,747	$5,418,217	$4,444,569

Net favorable prior year reserve development	$32,182	$35,822	$31,532	$31,680	$39,842	$55,331

Key Ratios

Net paid to net incurred percentage	90.4%	100.4%	111.6%	96.4%	47.0%	87.2%

Net paid losses / Net premiums earned	56.3%	62.4%	64.6%	72.1%	51.9%	46.2%
Change in net loss and loss expense reserves / Net premiums earned	6.0%	(0.3%)	(6.7%)	2.7%	58.6%	6.7%
Net loss and loss expense ratio	62.3%	62.1%	57.9%	74.8%	110.5%	52.9%

AXIS Capital Holdings Limited
NET PROBABLE MAXIMUM LOSSES TO CERTAIN PEAK INDUSTRY CATASTROPHE EXPOSURES - AT OCTOBER 1, 2018

		Estimated Net Exposures (millions of U.S. dollars)
Territory	Peril	50 Year Return Period	% of Common Shareholders' Equity	100 Year Return Period	% of Common Shareholders' Equity	250 Year Return Period	% of Common Shareholders' Equity
Single zone, single event
Southeast	U.S. Hurricane	$464	10.3%	$527	11.7%	$701	15.6%
Northeast	U.S. Hurricane	53	1.2%	159	3.5%	304	6.8%
Mid-Atlantic	U.S. Hurricane	128	2.8%	295	6.6%	494	11.0%
Gulf of Mexico	U.S. Hurricane	273	6.1%	341	7.6%	392	8.7%
California	Earthquake	276	6.1%	398	8.8%	499	11.1%
Europe	Windstorm	238	5.3%	320	7.1%	396	8.8%
Japan	Earthquake	156	3.5%	244	5.4%	381	8.5%
Japan	Windstorm	55	1.2%	94	2.1%	132	2.9%
The above table shows our Probable Maximum Loss (“PML”) to a single natural peril catastrophe event within certain defined single zones which correspond to peak industry catastrophe exposures at October 1, 2018. The return period refers to the frequency with which losses of a given amount or greater are expected to occur. A zone is a geographic area in which the insurance risks are considered to be correlated to a single catastrophic event. Estimated losses from a modeled event are grouped into a single zone, as shown above, based on where the majority of the total estimated industry loss is expected to occur.
As indicated in the table above, our modeled single occurrence 1-in-100 year return period PML for a Southeast hurricane, net of reinsurance, is approximately $0.5 billion. According to our modeling, there is a one percent chance that on an annual basis, losses incurred from a Southeast hurricane event could be in excess of $0.5 billion. Conversely, there is a 99% chance that on an annual basis, the loss from a Southeast hurricane will fall below $0.5 billion.
We have developed our PML estimates using multiple commercially available catastrophe vendor models, including AIR and RMS. We weight the use of these vendor models based upon our own judgment and experience, and include in our estimates non-modeled perils and other factors which we believe provide us with a more complete view of catastrophe risk.
A supplementary disclosure entitled “Overview of AXIS Natural Peril Catastrophe Risk Measurement and Management” dated August 3, 2011 is available in the Investor Information section of our website. This disclosure provides an overview of our PML methodology, including our approach to zonal aggregation, as well as information about zonal definitions commonly used by other external parties.
Our PML estimates are based on assumptions that are inherently subject to significant uncertainties and contingencies. These uncertainties and contingencies can affect actual losses and could cause actual losses to differ materially from those expressed above. We aim to reduce the potential for model error in a number of ways, foremost by ensuring that management’s judgment supplements the model outputs. We also perform ongoing model validation both within our business units and through our catastrophe model validation unit. These validation procedures include sensitivity testing of models to understand their key variables and, where possible, back testing the model outputs to actual results.
Our estimated net losses from peak zone catastrophes may change from period to period as a result of several factors, which include but are not limited to, updates to vendor catastrophe models, changes in our own modeling, changes in our underwriting portfolios, changes to our reinsurance purchasing strategy and changes in foreign exchange rates.

AXIS Capital Holdings Limited
EARNINGS PER COMMON SHARE INFORMATION - AS REPORTED, GAAP

	Quarter ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017

Net income (loss) available (attributable) to common shareholders	$43,439	$(467,740)	$198,843	$(377,695)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Weighted average common shares outstanding - basic	83,558	83,305	83,474	84,479
Dilutive share equivalents:
Share-based compensation plans	549	—	465	—
Weighted average common shares outstanding - diluted	84,107	83,305	83,939	84,479

EARNINGS (LOSS) PER COMMON SHARE
Basic	$0.52	($5.61)	$2.38	($4.47)
Diluted	$0.52	($5.61)	$2.37	($4.47)

AXIS Capital Holdings Limited
EARNINGS PER COMMON SHARE INFORMATION AND COMMON SHARES ROLLFOWARD - QUARTERLY

	Q3 2018	Q2 2018	Q1 2018	Q4 2017	Q3 2017	Q3 2016

Net income (loss) available (attributable) to common shareholders	$43,439	$92,858	$62,546	$(38,081)	$(467,740)	$176,644

COMMON SHARES OUTSTANDING
Common shares - at beginning of period	83,556	83,518	83,161	83,157	83,203	90,654
Shares issued and treasury share reissued	1	64	506	8	5	37
Shares repurchased for treasury	—	(26)	(149)	(4)	(51)	(2,252)
Common shares - at end of period	83,557	83,556	83,518	83,161	83,157	88,439

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Weighted average common shares outstanding - basic	83,558	83,539	83,322	83,160	83,305	89,621
Dilutive share equivalents:
Stock compensation plans [a]	549	445	399	—	—	730
Weighted average common shares outstanding - diluted	84,107	83,984	83,721	83,160	83,305	90,351

EARNINGS (LOSS) PER COMMON SHARE
Basic	$0.52	$1.11	$0.75	($0.46)	($5.61)	$1.97
Diluted	$0.52	$1.11	$0.75	($0.46)	($5.61)	$1.96

[a] Due to the net loss incurred in the three months ended December 31, 2017 and September 30, 2017, all the share equivalents were anti-dilutive.

AXIS Capital Holdings Limited
DILUTED BOOK VALUE PER COMMON SHARE ANALYSIS - TREASURY STOCK METHOD [a]

	At September 30, 2018

	Common Shareholders’ Equity	Outstanding Common Shares net of Treasury Shares	Per share

Closing stock price			$57.71

Book value per common share	$4,497,272	83,557	$53.82

Dilutive securities: [b]
Restricted stock units		1,778	(1.12)
Diluted book value per common share	$4,497,272	85,335	$52.70

	At December 31, 2017

	Common Shareholders’ Equity	Outstanding Common Shares net of Treasury Shares	Per share

Closing stock price			$50.26

Book value per common share	$4,566,264	83,161	$54.91

Dilutive securities: [b]
Restricted stock units		1,584	(1.03)
Diluted book value per common share	$4,566,264	84,745	$53.88

[a]	Under this method unvested restricted stock units are added to determine the diluted common shares outstanding.

[b]	Cash-settled restricted stock unit awards are excluded.

AXIS Capital Holdings Limited
OPERATING INCOME AND OPERATING RETURN ON AVERAGE COMMON EQUITY

	Quarter ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
Net income (loss) available (attributable) to common shareholders	$43,439	$(467,740)	$198,843	$(377,695)
Adjustment for:
Net investment (gains) losses	17,628	(14,632)	77,551	14,811
Associated tax impact	(623)	2,657	(4,011)	1,892
Foreign exchange losses	8,305	32,510	2,066	90,093
Associated tax impact	(1,870)	(4,439)	(5,424)	(4,242)
Transaction and reorganization expenses	16,300	5,970	48,125	5,970
Associated tax impact	(2,389)	(221)	(7,416)	(221)
Bargain purchase gain	—	—	—	(15,044)
Associated tax impact	—	—	—	—
Operating income (loss)	$80,790	$(445,895)	$309,734	$(284,436)

Earnings (loss) per diluted common share	$0.52	$(5.61)	$2.37	$(4.47)
Adjustment for:
Net investment (gains) losses	0.21	(0.18)	0.94	0.16
Associated tax impact	(0.01)	0.03	(0.06)	0.03
Foreign exchange losses	0.10	0.39	0.02	1.07
Associated tax impact	(0.02)	(0.05)	(0.06)	(0.05)
Transaction and reorganization expenses	0.19	0.07	0.57	0.07
Associated tax impact	(0.03)	—	(0.09)	—
Bargain purchase gain	—	—	—	(0.18)
Associated tax impact	—	—	—	—
Operating income (loss) per diluted common share	$0.96	$(5.35)	$3.69	$(3.37)

Weighted average common shares outstanding - diluted	84,107	83,305	83,939	84,479

Average common shareholders' equity	$4,487,639	$4,898,698	$4,531,768	$4,912,998

Annualized return on average common equity	3.9%	nm	5.9%	(10.3)%

Annualized operating return on average common equity	7.2%	nm	9.1%	(7.7)%

AXIS Capital Holdings Limited
EX-PGAAP OPERATING INCOME AND EX-PGAAP OPERATING RETURN ON AVERAGE COMMON EQUITY

	Quarter ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
Net income (loss) available (attributable) to common shareholders	$43,439	$(467,740)	$198,843	$(377,695)
Adjustment for:
Net investment (gains) losses	17,628	(14,632)	77,551	14,811
Associated tax impact	(623)	2,657	(4,011)	1,892
Foreign exchange losses	8,305	32,510	2,066	90,093
Associated tax impact	(1,870)	(4,439)	(5,424)	(4,242)
Transaction and reorganization expenses	16,300	5,970	48,125	5,970
Associated tax impact	(2,389)	(221)	(7,416)	(221)
Bargain purchase gain	—	—	—	(15,044)
Associated tax impact	—	—	—	—
Operating income (loss)	$80,790	$(445,895)	$309,734	$(284,436)
Adjustment for:
Amortization of value of business acquired and intangible assets	40,664	$—	156,884	$—
Associated tax impact	(7,726)	—	(29,808)	—
Amortization of acquisition cost	(29,344)	—	(109,435)	—
Associated tax impact	5,575	—	20,793	—
Ex-PGAAP operating income (loss) [a]	$89,959	$(445,895)	$348,167	$(284,436)

Earnings (loss) per diluted common share	$0.52	$(5.61)	$2.37	$(4.47)
Adjustment for:
Net investment (gains) losses	0.21	(0.18)	0.94	0.16
Associated tax impact	(0.01)	0.03	(0.06)	0.03
Foreign exchange losses	0.10	0.39	0.02	1.07
Associated tax impact	(0.02)	(0.05)	(0.06)	(0.05)
Transaction and reorganization expenses	0.19	0.07	0.57	0.07
Associated tax impact	(0.03)	—	(0.09)	—
Bargain purchase gain	—	—	—	(0.18)
Associated tax impact	—	—	—	—
Operating income (loss) per diluted common share	$0.96	$(5.35)	$3.69	$(3.37)
Adjustment for:
Amortization of value of business acquired and intangible assets	$0.48	$—	$1.87	$—
Associated tax impact	(0.09)	—	(0.35)	—
Amortization of acquisition cost	(0.35)	—	(1.31)	—
Associated tax impact	0.07	—	0.25	—
Ex-PGAAP operating income (loss) per diluted common share [a]	$1.07	$(5.35)	$4.15	$(3.37)

Weighted average common shares outstanding - diluted	84,107	83,305	83,939	84,479

Average common shareholders' equity	$4,487,639	$4,898,698	$4,531,768	$4,912,998

Annualized return on average common equity	3.9%	nm	5.9%	(10.3)%

Annualized operating return on average common equity	7.2%	nm	9.1%	(7.7)%

Annualized ex-PGAAP operating return on average common equity [a]	8.0%	nm	10.2%	nm

[a]
Ex-PGAAP operating income (loss), ex-PGAAP operating income (loss) per diluted common share and ex-PGAAP operating return on average common equity are non-GAAP financial measures as defined in SEC Regulation G. The reconciliations of non-GAAP measures to the most comparable GAAP financial measures (net income (loss) available (attributable) to common shareholders, earnings (loss) per diluted common share and annualized return on average common equity ("ROACE"), respectively) are provided in the table above, and a discussion of the rationale for the presentation of these items is also provided in this document.

AXIS Capital Holdings Limited
VALUE OF BUSINESS ACQUIRED

Acquisition of Novae Group plc ("Novae")

On October 2, 2017 (the "closing date" or the "acquisition date"), AXIS Specialty UK Holdings Limited, a wholly owned subsidiary of the Company, acquired all of the issued and to be issued share capital of Novae for an aggregate purchase price of $617 million. The results of Novae are included in the results of the Company's insurance and reinsurance segments from that date. The acquisition of Novae was undertaken to accelerate the growth strategy of the Company's international insurance business, and to significantly scale up its capabilities to enable the Company to even better serve its clients and brokers.

At the acquisition date, the Company identified Value of Business Acquired ("VOBA") which represents the present value of the expected underwriting profit within policies that were in-force at the closing date of the transaction, of $257 million, pre-tax.

Amortization of Value of Business Acquired ("VOBA")

VOBA is amortized over its economic useful life and the expense is included in amortization of VOBA in the Consolidated Statement of Operations. The amortization of VOBA affects the Company’s operating income, a non-GAAP financial measure but this expense is not included in the results of the Company's insurance and reinsurance segments.

The estimated amortization expense for VOBA with a finite life is as follows:

VOBA Amortization expense
Q4 2017	$50,104
2018	171,124
2019	26,722
2020	5,139
2021	3,853
2022	—
2023 and thereafter	—
VOBA	256,942
Associated tax impact	(48,992)
VOBA, net of tax [a]	$207,950

[a]
VOBA, net of tax is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to VOBA, the most comparable GAAP financial measure, is provided in the table above and a discussion of the rationale for the presentation of this item is also provided in this document.

The purchase price was allocated to the assets acquired and liabilities assumed of Novae based on estimated fair values at the closing date. This resulted in the write-off of the deferred acquisition cost asset on Novae's balance at the acquisition date as the value of policies in-force on that date are considered within VOBA. Consequently, the expense associated with VOBA is estimated to include all acquisition costs previously paid as well as future profits associated with the policies in-force at acquisition.

AXIS Capital Holdings Limited
DILUTED TANGIBLE BOOK VALUE PER COMMON SHARE

DILUTED TANGIBLE BOOK VALUE PER COMMON SHARE - TREASURY STOCK METHOD [a]
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,
	2018	2018	2018	2017	2017	2016
Common shareholders' equity	$4,497,272	$4,478,005	$4,489,395	$4,566,264	$4,679,699	$5,400,658
Less: goodwill	(102,003)	(102,003)	(102,004)	(102,003)	(48,969)	(47,148)
Less: intangible assets	(247,927)	(250,541)	(253,808)	(257,987)	(38,237)	(38,353)
Associated tax impact	46,196	45,123	45,524	46,377	14,386	12,705
Tangible common shareholders' equity	$4,193,538	$4,170,584	$4,179,107	$4,252,651	$4,606,879	$5,327,862

Outstanding diluted common shares, net of treasury shares	85,335	85,346	85,392	84,745	84,575	90,363

Diluted book value per common share	$52.70	$52.47	$52.57	$53.88	$55.33	$59.77

Diluted tangible book value per common share	$49.14	$48.87	$48.94	$50.18	$54.47	$58.96

[a]	Under this method unvested restricted stock awards and units are added to determine the diluted common shares outstanding. Cash-settled restricted stock unit awards are excluded.

AXIS Capital Holdings Limited
USE OF NON-GAAP FINANCIAL MEASURES

We present our results of operations in the way we believe will be most meaningful and useful to investors, analysts, rating agencies and others who use our financial information to evaluate our performance. Some of the measurements we use are considered non-GAAP financial measures under SEC rules and regulations. In this document, we present underwriting-related general and administrative expenses, consolidated underwriting income (loss), operating income (loss) (in total and on a per share basis), annualized operating return on average common equity ("operating ROACE"), diluted tangible book value per common share, ex-PGAAP operating income (loss) (in total and on a per share basis) and ex-PGAAP operating ROACE, which are non-GAAP financial measures as defined in SEC Regulation G. We believe that these non-GAAP financial measures, which may be defined and calculated differently by other companies, better explain and enhance the understanding of our results of operations. However, these measures should not be viewed as a substitute for those determined in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

Underwriting-Related General and Administrative Expenses
Underwriting-related general and administrative expenses include those general and administrative expenses that are incremental and/or directly attributable to our individual underwriting operations. While this measure is presented in the Segment Information note to our Consolidated Financial Statements, it is considered a non-GAAP financial measure when presented elsewhere on a consolidated basis.

Corporate expenses include holding company costs necessary to support our worldwide insurance and reinsurance operations and costs associated with operating as a publicly-traded company. As these expenses are not incremental and/or directly attributable to our individual underwriting operations, we exclude them from underwriting-related general and administrative expenses and, therefore, consolidated underwriting income (loss). General and administrative expenses, the most comparable GAAP financial measure to underwriting-related general and administrative expenses, also includes corporate expenses.

The reconciliation of underwriting-related general and administrative expenses to general and administrative expenses, the most comparable GAAP financial measure, is included in the ''Consolidated Statements of Operations - Quarterly'' and ''Consolidated Statements of Operations - Year to date'' sections of this document.

Consolidated Underwriting Income (Loss)
Consolidated underwriting income (loss) is a pre-tax measure of underwriting profitability that takes into account net premiums earned and other insurance related income (losses) as revenues and net losses and loss expenses, acquisition costs and underwriting-related general and administrative costs as expenses. While this measure is presented in the Segment Information note to our Consolidated Financial Statements, it is considered a non-GAAP financial measure when presented elsewhere on a consolidated basis.

We evaluate our underwriting results separately from the performance of our investment portfolio. As a result, we believe it is appropriate to exclude net investment income and net investment gains (losses) from our underwriting profitability measure.

Foreign exchange (losses) gains in our Consolidated Statement of Operations primarily relate to the impact of foreign exchange rate movements on our net insurance-related liabilities. However, we manage our investment portfolio in such a way that unrealized and realized foreign exchange (losses) gains on our investment portfolio generally offset a large portion of the foreign exchange (losses) gains arising from our underwriting portfolio. As a result, we believe that foreign exchange (losses) gains are not a meaningful contributor to our underwriting performance, therefore, foreign exchange (losses) gains are excluded from consolidated underwriting income (loss).

Interest expense and financing costs primarily relate to interest payable on our senior notes and notes payable. As these expenses are not incremental and/or directly attributable to our individual underwriting operations, these expenses are excluded from underwriting-related general and administrative expenses, and, therefore consolidated underwriting income (loss).

Bargain purchase gain, recognized upon the acquisition of Aviabel, reflects the excess of the fair value of the net identifiable assets acquired over the fair value of consideration transferred and is not indicative of future revenues of the company, therefore, this revenue is excluded from consolidated underwriting income (loss).

Transaction and reorganization expenses are primarily driven by business decisions, the nature and timing of which are not related to the underwriting process, therefore, these expenses are excluded from consolidated underwriting income (loss).

Amortization of intangible assets including VOBA arose from business decisions, the nature and timing of which are not related to the underwriting process therefore, these expenses are excluded from consolidated underwriting income (loss).

We believe that the presentation of underwriting-related general and administrative expenses and consolidated underwriting income (loss) provides investors with an enhanced understanding of our results of operations, by highlighting the underlying pre-tax profitability of our underwriting activities. The reconciliation of consolidated underwriting income (loss) to income (loss) before income taxes and interest in income (loss) of equity method investments, the most comparable GAAP financial measure, is included in the''Consolidated Statements of Operations - Quarterly'' and ''Consolidated Statements of Operations - Year to date'' sections of this document.

Operating Income (Loss)
Operating income (loss) represents after-tax operational results exclusive of after-tax net investment gains (losses), foreign exchange (losses) gains, transaction and reorganization expenses and bargain purchase gain.

Although the investment of premiums to generate income and investment gains (losses) is an integral part of our operations, the determination to realize investment gains (losses) is independent of the underwriting process and is heavily influenced by the availability of market opportunities. Furthermore, many users believe that the timing of the realization of investment gains (losses) is somewhat opportunistic for many companies.

Foreign exchange (losses) gains in our Consolidated Statements of Operations primarily relate to the impact of foreign exchange rate movements on net insurance-related liabilities. However, this movement is only one element of the overall impact of foreign exchange rate fluctuations on our financial position. In addition, we recognize unrealized foreign exchange (losses) gains on our available-for-sale investments in other comprehensive income (loss) and foreign exchange (losses) gains realized upon the sale of these investments in net investment gains (losses). These unrealized and realized foreign exchange (losses) gains generally offset a large portion of the foreign exchange (losses) gains reported separately in net income (loss) available (attributable) to common shareholders, thereby minimizing the impact of foreign exchange rate movements on total shareholders’ equity. As a result, the foreign exchange (losses) gains in our Consolidated Statement of Operations in isolation are not a fair representation of the performance of our business.

Transaction and reorganization expenses are primarily driven by business decisions, the nature and timing of which are not related to the underwriting process, therefore, these expenses are excluded from operating income (loss).

Bargain purchase gain, recognized upon the acquisition of Aviabel, reflects the excess of the fair value of the net identifiable assets acquired over the fair value of consideration transferred and is not indicative of future revenues of the company, therefore, these expenses are excluded from operating income (loss).

Certain users of our financial statements evaluate performance exclusive of after-tax net investment gains (losses), foreign exchange (losses) gains, transaction and reorganization expenses and bargain purchase gain to understand the profitability of recurring sources of income.

We believe that showing net income (loss) available (attributable) to common shareholders exclusive of after-tax net investment gains (losses), foreign exchange (losses) gains, transaction and reorganization expenses and bargain purchase gain reflects the underlying fundamentals of our business. In addition, we believe that this presentation enables investors and other users of our financial information to analyze performance in a manner similar to how our management analyzes the underlying business performance. We also believe this measure follows industry practice and, therefore, facilitates comparison of our performance with our peer group. We believe that equity analysts and certain rating agencies that follow us, and the insurance industry as a whole, generally exclude these items from their analyses for the same reasons. The reconciliation of operating income (loss) to net income (loss) available (attributable) to common shareholders, the most comparable GAAP financial measure, is presented in the "Operating Income" section in this document.

We also present operating income (loss) per diluted common share and operating ROACE, which are derived from the operating income (loss) measure and are reconciled to the most comparable GAAP financial measures, earnings per diluted common share and annualized return on average common equity ("ROACE"), respectively, in the "Operating Income" section of this document.

Diluted Tangible Book Value per Common Share
Tangible book value represents common shareholders' equity exclusive of goodwill and intangible assets, net of tax. We also present diluted tangible book value per common share calculated under the treasury stock method. A reconciliation of diluted tangible book value per common share to diluted book value per common share, the most comparable GAAP financial measure, is included in the "Diluted Tangible Book Value per Common Share'"section of this document.

Diluted tangible book value per common share excludes the impacts of certain purchase accounting adjustments. We believe that this measure, in combination with diluted book value per common share, is useful in assessing value generated for our common shareholders.

Ex-PGAAP Operating Income (Loss)
Ex-PGAAP operating income (loss) represents operating income (loss) exclusive of amortization of VOBA and intangible assets, net of tax and amortization of acquisition costs, net of tax both associated with Novae's balance sheet at October 2, 2017. We also present ex-PGAAP operating income per diluted common share and annualized ex-PGAAP operating ROACE in this document, which are derived from the ex-PGAAP operating income (loss) measure. The reconciliation of ex-PGAAP operating income (loss) to net income (loss) available (attributable) to common shareholders, the most comparable GAAP financial measure is provided in the "Non-GAAP Financial Measures Reconciliation" section of this document.

The reconciliation of ex-PGAAP operating income per diluted common share and ex-PGAAP operating ROACE to the most comparable GAAP financial measures, earnings per diluted common share and ROACE, respectively, are also provided in the "Non-GAAP Financial Measures Reconciliation" section of this document.

We believe the presentation of ex-PGAAP operating income (loss), ex-PGAAP operating income (loss) per diluted common share and ex-PGAAP operating ROACE enables investors and other users of our financial information to better analyze the performance of our business.